UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Filed by Faraday Future Intelligent Electric Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Faraday Future Intelligent Inc.

Commission File No.: 001-39395

The following is the text of a press release issued by Faraday Future Intelligent Electric Inc. on November 6, 2026:

Faraday Future Plans to Hold a Special Meeting of Stockholders on December 15 to Seek Approval of Key Proposals

●	The Reverse Stock Split Proposal would provide the Board with additional flexibility to manage the Company’s capital structure and support its efforts to maintain compliance with Nasdaq’s continued listing requirements.

●	If approved by stockholders, the Board would determine whether and when to implement a reverse stock split, and at what ratio, within the proposed parameters.

Los Angeles (November 6, 2026) — Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future,” “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today announced that it plans to hold a Special Meeting of Stockholders (the “Special Meeting”) on December 15, 2026, subject to confirmation, to seek approval of a Reverse Stock Split Proposal and an Adjournment Proposal.

The Reverse Stock Split Proposal would provide the Company’s Board of Directors (the “Board”) with additional flexibility to manage the Company’s capital structure and support the Company’s efforts to maintain compliance with Nasdaq’s continued listing requirements.

The Company’s Board of Directors (the “Board”) urges all stockholders to vote FOR all proposals.

Proposal Highlights:

Reverse Stock Split Proposal

The Company is seeking stockholder approval of a reverse stock split of its Class A and Class B common stock at a ratio of up to 1-for-80. If approved, the Board would have discretion to determine the final ratio and timing of any reverse stock split within one year following the Special Meeting.

Stockholder approval would not by itself mean that a reverse stock split will be implemented. The Board would evaluate market conditions and the best interests of the Company and its stockholders in determining whether and when to implement a reverse stock split within the approved parameters.

Adjournment Proposal

The Company is also seeking stockholder approval to adjourn the Special Meeting one or more times, if necessary or appropriate, including to allow additional time for the solicitation of proxies.

Additional details regarding the proposals to be voted on at the Special Meeting, including their background, rationale and voting procedures, can be found in the preliminary proxy statement, which the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2026. Stockholders are encouraged to read the proxy materials carefully.

Meeting Details

The Special Meeting is currently scheduled to be held on December 15, 2026, at 9am Pacific Time at www.virtualshareholdermeeting.com/FFAI2026SM3.

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to merging the future of robotics and mobility solutions through AI innovation and technologies. Following the completion of the transfer of its robotics business to FF EAI Robotics Ecosystem Inc. (FFR), Faraday Future is upgrading into a Robotaxi and EAI Cabin (Intelligent cabin) shared mobility operations company and a Physical AI investment holding company. Evolving its automotive business from an EV manufacturer to a Robotaxi Sharing Network and AI Visicabin technology operator. FF aims to advance its “Four Future Trends” concept, once again helping to drive automotive-industry transformation. The updates on FFAI’s shared mobility business, including Robotaxi Sharing Network, will be further disclosed according to execution schedule.

For more information, please visit Faraday Future’s official website: https://www.ffai.com/

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “plan,” “expect,” “may,” “will,” “could,” “would,” “potential,” and variations of these words or similar expressions are intended to identify forward-looking statements.

These forward-looking statements include, among other things, statements regarding the anticipated timing of the Special Meeting; the proposals to be presented to stockholders; the potential implementation, timing and ratio of a reverse stock split; the expected benefits of the Reverse Stock Split Proposal; and the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements. These statements involve known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those expressed or implied by such statements.

Important factors that may affect actual results or outcomes include, among others: whether the Special Meeting will be held as currently planned; whether stockholders will approve the proposals; whether the Board will determine to implement a reverse stock split and, if so, the ratio and timing of such reverse stock split; the potential negative impacts of a reverse stock split; the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements; volatility in the Company’s stock price; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to meet its outstanding obligations; the availability of sufficient capital to execute its strategy; the Company’s ability to receive funds from, satisfy the conditions precedent to, and close on its financing arrangements; and general economic and market conditions.

You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents filed by the Company from time to time with the SEC.

These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in connection with the proposals to be submitted to FF stockholders at its Special Meeting, including the Reverse Stock Split Proposal and the Adjournment Proposal. In connection with the proposals, the Company filed a preliminary proxy statement with the SEC on November 6, 2026 (the “Proxy Statement”), in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Reverse Stock Split Proposal, the Adjournment Proposal and other matters described therein. The definitive proxy statement is expected to be mailed to the Company’s stockholders on or around November 18, 2026. The Proxy Statement includes information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies in connection with the proposals. Before making any voting decision, investors and security holders of the Company are urged to read the Proxy Statement and all other relevant documents filed or that will be filed with the SEC in connection therewith as they become available because they contain important information about these proposals.

Investors and security holders can obtain free copies of the Proxy Statement and all other relevant documents the Company has filed or will file with the SEC through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by the Company may be obtained free of charge from the Company’s website at http://investors.ffai.com/ or by written request to Faraday Future Intelligent Electric at 1990 E Grand Ave, El Segundo, CA 90245.

Participants in the Solicitation

Certain representatives of FF Global Partners Investment LLC (“FFGP”), formerly FF Top Holding LLC (“FF Top”), and its indirect parent entity FF Global Partners, LLC (“FF Global”), including, without limitation, Weiwei Zhao (collectively, the “FF Top Representatives”), may be deemed to be participants in the solicitation of proxies from FF’s stockholders in connection with the Reverse Stock Split Proposal and other matters described in the Proxy Statement. Investors may obtain additional information regarding the interest of FF and its directors and executive officers by reading the Proxy Statement relating to the special meeting. You may obtain free copies of these documents as described in the preceding paragraph. Information regarding the direct and indirect interests in the Company, by security holdings or otherwise, of FF Global, FF Top and the FF Top Representatives will be included in the definitive proxy statement on Schedule 14A for the Special Meeting.

No Offer or Solicitation of Securities

This communication shall not constitute an offer to sell or a solicitation of an offer to buy any securities of FF, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACTS

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@fff.com

Media: Press@ff.com

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